Exhibit 21

ENTITY NAME	(Acronym or Short Name)	CITY	COUNTRY

North American Operations
	Exide Technologies	Princeton, NJ	United States
	DIXIE METALS COMPANY	Princeton, NJ	United States
	EXIDE DELAWARE, LLC	Wilmington, DE	United States
	EXIDE ILLINOIS, INC.	Princeton, NJ	United States
	GNB BATTERY TECHNOLOGIES JAPAN, INC.	Princeton, NJ	United States
	REFINED METALS CORPORATION	Princeton, NJ	United States
	RBD LIQUIDATION, LLC	Princeton, NJ	United States
	EH INTERNATIONAL, LLC	Wilmington, DE	United States
Mexico
	Exide de México, S. de R.L. de C.V.	Federal District	Mexico

Brazil
	Exide do Brasil, Lds	Sao Paulo	Brazil

Foreign Holding Companies
	EXIDE GLOBAL HOLDING NETHERLANDS C.V.		Netherlands
	COOPERATIE EXIDE EUROPE U.A.		Netherlands
	EXIDE HOLDING NETHERLANDS B.V.		Netherlands
	GNB BATTERIES TRADING MEA LLC		UAE

European Operations
	EXIDE HOLDING EUROPE SAS (EHE)	Gennevilliers	France
	EXIDE TRANSPORTATION HOLDING EUROPE, S.L..	Barcelona	Spain
Nordic
	EXIDE TECHNOLOGIES A/S		Norway
	EXIDE TECHNOLOGIES DEFENSE A/S	Horton	Norway
	EXIDE TECHNOLOGIES OY	Helsinki	Finland
	Exide Technologies AB	Goteburg	Sweden
	EXIDE TECHNOLOGIES AS		Denmark
	EXIDE TECHNOLOGIES GMBH	Brunn am Gebirge	Austria
Netherlands
	EXIDE TECHNOLOGIES BV	Vlaardingen	Netherlands
Belgium
	EXIDE TECHNOLOGIES SPRL	Archennes	Belgium
Spain
	EXIDE TECHNOLOGIES SLU	Madrid	Spain
	EXIDE TECHNOLOGIES RECYCLING S.L.	Girona	Spain
Portugal
	EXIDE TECHNOLOGIES LdA	Ribatejo	Portugal
	EXIDE TECHNOLOGIES RECYCLING II LdA	Azambuja	Portugal
	GESTÃO E VALORIZAÇÃO DE BATERIAS, Lda.	Alcantara	Portugal
UK
	EXIDE TECHNOLOGIES (TRANSPORTATION) LIMITED	Over Hulton, Bolton	United Kingdom
Poland
	EXIDE TECHNOLOGIES, SA	Poznan	Poland
	JLLC EXIDE TECHNOLOGIES	Pinsk	Belarus
	EXIDE TECHNOLOGIES S.A. sp.k.	Poznan	Poland
	EXIDE TECHNOLOGIES, LLC	Moscow	Russia

EXIDE SLOVAKIA S.R.O.	Kosice	Slovakia
Germany
EXIDE TECHNOLOGIES GMBH	Budingen	Germany
EXIDE TECHNOLOGIES OPERATIONS GMBH & CO. KG	Budingen	Germany
HAGEN BATTERIE AG	Soest	Germany
AIM MUNCHEN GMBH	Munchen	Germany
France
EXIDE TECHNOLOGIES SAS	Gennevilliers	France
Italy
EXIDE TECHNOLOGIES S.R.L.	Romano de Lombardia	Italy
UK
EURO EXIDE CORPORATION LIMITED	Over Hulton, Bolton	United Kingdom
GNB INDUSTRIAL POWER LTD.	Over Hulton, Bolton	United Kingdom
CMP BATTERIES PENSIONS LIMITED	Over Hulton, Bolton	United Kingdom
TUDOR INDIA LIMITED	Gujarat	India
EXIDE TECHNOLOGIES CANADA CORPORATION	Halifax, Nova Scotia	Canada

Asia Pacific Operations
EXIDE HOLDING ASIA PTE LIMITED	Singapore	Singapore
GNB TECHNOLOGIES (INDIA) PRIVATE LIMITED	Bangalore	India
EXIDE SINGAPORE PTE LIMITED	Singapore	Singapore
EXIDE AUSTRALIA PTY LIMITED	Melborne	Australia
EXIDE TECHNOLOGIES LIMITED	Lower Hutt	New Zealand
GNB TECHNOLOGIES (CHINA) LIMITED	Tsimshatsui	Hong Kong
EXIDE TECHNOLOGIES (SHANGHAI) COMPANY LIMITED	Shanghai	PR China

Isle of Man
EXIDE MANX LIMITED	Douglas	Isle of Man
EXIDE AL DOBOWI (Operating in United Arab Emerites)	Douglas	Isle of Man